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Exhibit 5.1

[Kummer Kaempfer Bonner & Renshaw Letterhead]

May 10, 2005

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Re:
155 East Tropicana, LLC and 155 East Tropicana Finance Corp.
Registration Statement on Form S-4
8 3/4% Series B Senior Secured Notes due 2012

Ladies and Gentlemen:

        We have acted as counsel to 155 East Tropicana, LLC, a Nevada limited-liability company, and 155 East Tropicana Finance Corp., a Nevada corporation, (collectively, the "Company"), and any Guarantors (as defined in the Indenture referred to herein) in connection with the filing by the Company of the referenced Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission. The Registration Statement registers under the Act the proposed issuance of up to $130,000,000 aggregate principal amount of the Company's 8 3/4% Series B Senior Secured Notes due 2012 (the "Series B Notes") in exchange for the Company's 8 3/4% Series A Senior Secured Notes due 2012 (the "Series A Notes") and any guarantees evidencing the Guarantors' joint and several guarantees of the Series B Notes (the "Guarantees"). As of the date of this opinion, there are no Guarantors. The Series B Notes are issuable, and the Series A Notes were issued, under Indentures dated as of March 29, 2005 (the "Indenture") among the Company and The Bank of New Trust Company, N.A. (the "Trustee").

        In rendering the opinion set forth below, we have reviewed (a) the Registration Statement, (b) the Indenture, (c) the respective constituent documents of the Company as amended to date, (d) certain records of the corporate proceedings of the Company, (e) certificates of public officials, and (f) such records, documents, statutes and decisions as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof. As to various questions of fact material to such opinions, we have relied upon resolutions of the Board of Directors or Management Board, as applicable.

        We have assumed for purposes of this opinion that the Indenture was duly authorized, executed and delivered by the Trustee and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

        On the basis of the foregoing and in reliance thereon, we are of the opinion that when: (i) the Registration Statement shall have become effective under the Act; (ii) the securities and Blue Sky laws of certain states shall have been complied with; and (iii) the Series B Notes shall have been duly executed and delivered by duly authorized officers of the Company and duly authenticated by the Trustee, all in accordance with the terms of the Indenture, against surrender and cancellation of an identical principal amount of Series A Notes, the Series B Notes will constitute valid and legally binding obligations of the Company.

        The obligations of the Company referred to in the preceding paragraph will be enforceable in accordance with their respective terms, except as the same may be limited by, and subject to (i) applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyances and transfers), reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting enforcement of creditors' rights generally and (ii) by general principles of equity, whether enforcement is considered in a proceeding in equity or law, which provide, among other things, that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                      Sincerely,

                      /s/ Kummer Kaempfer Bonner & Renshaw

                      KUMMER KAEMPFER BONNER & RENSHAW

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Exhibit 5.1